SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[  ]

Preliminary Information Statement

             [  ] Confidential, for use of the Commission only

[X]

Definitive Information Statement

                                Ultradata Systems, Incorporated                               .

 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]

No fee required.

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)

Title of each class of securities to which transaction applies:

  ..................................................................

  2)

Aggregate number of securities to which transaction applies:

  ..................................................................

  3)

Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.  (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4)

Proposed maximum aggregate value of transaction:

  ...................................................................

  5)

Total fee paid:

  ...................................................................

[  ]

Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)

Amount Previously Paid:

  ......................................

  2)

Form, Schedule or Registration Statement No.:

  ......................................

  3)

Filing Party:

  ......................................

  4)

Date Filed:

  ......................................

Ultradata Systems, Incorporated

1240 Dielman Industrial Court

St. Louis, MO  63132

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of Ultradata Systems, Inc. have given their written consent to a resolution adopted by the Board of Directors of Ultradata to amend the certificate of incorporation so as to (1) change the name of the company to “China Huaren Organic Products, Inc.”; (2) effect  a reverse split of the corporation’s common stock in a ratio of 1:39; and (3) increase the number of shares of common stock that the corporation is authorized to issue from 50,000,000 shares, par value $.01, to 100,000,000 shares, $.01 par value.  We anticipate that this Information Statement will be mailed on December 26, 2006 to shareholders of record.  On or after January 16, 2007, the amendment of the certificate of incorporation will be filed with the Delaware Secretary of State and become effective.

The Delaware General Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Ultradata will not hold a meeting of its shareholders to consider or vote upon the amendment of Ultradata’s certificate of incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

December 26, 2006

Fang Jinzhong

Chairman and Chief Executive Officer

VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote were determined as of the close of business on November 30, 2006.  At that date, there were outstanding and entitled to vote 45,034,840 shares of Ultradata common stock and shares of three series of Ultradata preferred stock convertible into 539,959,296 common shares, yielding a total outstanding on a fully diluted basis of 584,994,136 shares.  Each share of common stock entitles the holder thereof to one vote.  The holders of the convertible preferred stock have the voting power of the common shares into which their preferred shares could be converted.

The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of any class of Ultradata’s voting stock, as well as the ownership of such shares by each member of Ultradata’s Board of Directors and the shares beneficially owned by its officers and directors as a group.

	Amount and Nature of			Aggregate		Percent
Name and Address of	Beneficial Ownership			Percent of Class		of
Beneficial Owner	Common	Preferred		Common	Preferred	Voting Power
Fang Jinzhong (1)	5,117,926	43,734	Series D	11.4%	18.6%	15.8%
Zhang Changcai (1)	3,122,430	26,682	Series D	6.9%	11.4%	9.7%
Zhou Huakang (2)	3,155,413	25,015	Series D	7.0%	10.7%
		210,000	Series B		100%	19.1%
Current executive officers
and directors as a group	11,395,769	95,431	Series D	25.3%	40.6%
(3 persons)		210,000	Series B		100%	44.5%
American Union Securities(3)	1,770,110	15,126	Series D	3.9%	6.4%	5.5%

_______________________________

(1)

The address of Messrs. Fang and Zhang is 648 Weihai Road, Changchun, Jilin Province, P.R. China.

(2)        Mr. Zhou’s address is 18 Kimberly Court, East Hanover, NJ 07936. The shares listed are shares held of record by Warner Technology & Investment Corp., of which Mr. Zhou is the President and controlling shareholder.

(3)

The address of American Union Securities is 100 Wall Street, 15th Floor, New York, NY 10005

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO CHANGE THE NAME OF THE CORPORATION

The Board of Directors of Ultradata has adopted a resolution to change the name of the corporation from Ultradata Systems, Incorporated to “China Huaren Organic Products, Inc.”  The holders of shares representing a majority of the voting power of Ultradata’s outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Delaware on or after January 16, 2007, and it will become effective on the date of such filing (the “Effective Date”).

Reasons for Approving the Name Change

The primary purpose of the name change is to better represent the corporation’s business.  The corporation recently acquired indirect ownership of Jilin Huaren Organic Health Products, Co., Ltd., a corporation organized under the laws of The People’s Republic of China (the “Subsidiary”).  The Subsidiary is engaged in the business of research, development, production and sale of organic foods and healthcare products in the People’s Republic of China.  Because of this new overall direction in the corporation’s business, the Board of Directors and majority shareholders have determined to change the corporation’s name.

Certificates for the corporation’s common stock that recite the name “Ultradata Systems Incorporated” will continue to represent shares in the corporation after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “China Huaren Organic Products, Inc.” after the Effective Date, he may do so by surrendering his certificate to the corporation’s Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee.  Ultradata’s Transfer Agent is:

American Stock Transfer & Trust Company

59 Maiden Lane – Plaza Level

New York, NY 10038

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED CAPITAL STOCK

The Board of Directors of Ultradata has adopted a resolution to increase from 50,000,000 to 100,000,000 the number of shares of Common Stock authorized by the Certificate of Incorporation. The holders of shares representing a majority of Ultradata’s outstanding voting stock have given their written consent to the resolution. We will file the Amendment with the Secretary of State of Delaware, and it will become effective on the Effective Date.

Reasons for Approving the Increase in Authorized Shares

At the present time, 45,034,840 of the corporation’s 50,000,000 authorized common shares have been issued and are outstanding, leaving very few shares available for issuance.  In addition, the shares of convertible preferred stock currently issued and outstanding are convertible, in the aggregate, into 539,959,296 shares of common stock. The Board of Directors and the majority shareholders have approved the increase in authorized common stock in order to make a sufficient number of shares available upon conversion of the convertible preferred shares and to provide the corporation with flexibility in pursuing its long-term business objectives.  In order to pursue these business objectives, Management’s intentions are as follows:

        -

Management expects that in the future it will pursue opportunities to obtain the capital Ultradata needs in order to fully implement its business plan.  A reserve of common shares available for issuance from time-to-time will enable Ultradata to entertain a broad variety of financing proposals.

        -

Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.  Ultradata is not, at this time, engaged in negotiating or effecting any acquisitions or similar transactions.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK

The Board of Directors of Ultradata has unanimously adopted a resolution to amend the Certificate of Incorporation to effect a reverse split of Ultradata’s outstanding common stock in a ratio of 1:39 (the “Reverse Split”).  The holders of shares representing a majority of the voting power of Ultradata’s outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Delaware, and it will become effective on the Effective Date.

The Amendment to the Certificate of Incorporation provides that each 39 shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of Ultradata common stock (“New Common Stock”).  No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will be issued one whole share of New Common Stock in lieu of the fraction.

Reasons for Approving the Reverse Stock Split

There are two primary reasons why the Board of Directors is recommending the Reverse Split.  The first reason is that, after the Effective Date, as a result in the increase in the number of common shares described above, our Board of Directors will be authorized to issue 100,000,000 common shares, which adds approximately 55,000,000 to the number of common shares available for issuance.  However, as stated above, the currently outstanding shares of preferred stock are convertible into nearly 540,000,000 common shares.  So the number of shares available for issuance by the Board is still inadequate to achieve the corporation’s business objectives, as described above, and to meet its obligation to have common shares available for issuance upon conversion of the preferred shares.    The dearth of authorized shares prevents the Board from pursuing its objectives of effecting acquisitions, obtaining financing, and recruiting management personnel.

The Board of Directors expects the holders of Ultradata’s Series B, Series C and Series D Preferred Stock to convert their shares into common stock within the next six months.  Other than that conversion, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the shares that will be available for issuance after the Reverse Split.

The second reason for the Reverse Split relates to the current low market price of the corporation’s common stock.  Ultradata will require financing to fund the pursuit of its business objectives. The Board of Directors has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve Ultradata’s prospects for obtaining financing.  It is hoped that the Reverse Split will increase the per share market price of the common stock.  There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

Recently, the market price for Ultradata common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, Ultradata is not likely to obtain any additional financing. Accordingly, the Board believes that the proposed Reverse Split is essential to Ultradata’s prospects for raising financing through the sale of its common stock or derivative securities.

General Effects of the Increase in Authorized

Capital Stock and Reverse Stock Split on Capital Stock

 The New Common Stock will provide the same rights and privileges to Ultradata’s stockholders as they enjoyed prior to the Reverse Split.  The stockholders will have the same relative rights following the Effective Date as they had prior to the Effective Date, except to the extent the proportion of shares that they own is affected by the rounding up of fractional shares.

At the present time, there are four classes of Ultradata equity outstanding:

      a.

Common Stock, of which there are 45,034,840 shares outstanding.

       b.

Series B Preferred Stock, all of which is owned by Warner Technology & Investment Corp.  The Series B Preferred Stock is convertible into 58,499,413 shares of common stock.

       c.

Series C Preferred Stock, all of which is owned by the individuals who were the officers and directors of Ultradata prior to June 2006.  The Series C Preferred Stock is convertible into 11,699,883 shares of common stock.

       d.

Series D Preferred Stock, which was issued in exchange for the capital stock of Jilin Huaren Organic Health Products, Co., Ltd.  The Series D Preferred Stock is convertible into 469,760,000 shares of common stock.

The table below shows the cumulative effect on Ultradata’s equity of the “recapitalization” that will occur on the Effective Date, namely:  (a) the increase in authorized common stock and (b) the reverse split of the outstanding common stock.  The column labeled “After Recapitalization” does not reflect any adjustments that may result from the rounding-up of fractional shares because we cannot calculate at this time the number of fractional shares that will result from the Reverse Split.  The column labeled “Common Shares Outstanding After Full Conversion” shows the number of shares that will be issued if all outstanding shares of Preferred Stock are converted into common stock after the Recapitalization.

			Common Outstanding
	Prior to	After	After Full
	Capitalization	Recapitalization	Conversion
Common Stock
Authorized	50,000,000	100,000,000
Issued and Outstanding	45,034,840	1,154,739	1,154,739	(7.7%)
Available for Issuance	4,965,160	98,845,261

Series B Preferred Stock
Convertible into Common	58,499,413	1,499,985	1,499,985	(10.0%)

Series C Preferred Stock
Convertible into Common	11,699,883	299,997	299,997	(2.0%)

Series D Preferred Stock
Convertible into Common	469,760,000	12,045,128	12,045,128	(80.3%)

Total Outstanding After Recapitalization and Full Conversion			14,999,850	(100%)

Available for Issuance After Recapitalization and Full Conversion			85,000,150
Total Authorized Common Stock			100,000,000

The Reverse Split, therefore, together with the increase in authorized common shares will increase the number of common shares available for issuance by the Board of Directors to 85,000,150.  The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Ultradata shareholders.  Delaware law requires that the Board use its reasonable business judgment to assure that Ultradata obtains "fair value" when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Ultradata.  The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of Ultradata common stock.

The increase in authorized shares and the Reverse Split, with the resulting increase in the number of shares available for issuance, is not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of Ultradata.  In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Ultradata unattractive to the party seeking control of the company.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Exchange of Stock Certificate and Liquidation of Fractional Shares

On the Effective Date, the outstanding certificates representing shares of Ultradata’s common stock will be automatically converted into certificates representing shares of New Common Stock.  It is not necessary for a shareholder to obtain a replacement certificate in order to be registered in the record books of the corporation as the owner of the appropriate number of shares of New Common Stock.  Every shareholder who wishes to receive a replacement certificate, however, may do so by surrendering to the Transfer Agent his certificate representing shares of pre-Reverse Split common stock and paying the Transfer Agent’s standard fee.  In exchange, he will receive a replacement certificate representing the appropriate number of share of New Common Stock.  The name and address of the Transfer Agent are stated above.

No Dissenters Rights

Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to  any of the transactions described in this Information Statement.

* * *